EXHIBIT 10.1

AMENDMENT NO. 6

     THIS AMENDMENT NO. 6, dated as of April 9, 2009 (this “Amendment”), of that certain Credit Agreement referenced below is by and among PREMIERE GLOBAL SERVICES, INC., a Georgia corporation formerly known as PTEK Holdings, Inc. (the “Borrower”), the Guarantors, the Lenders identified on the signature pages hereto and BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent. Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

W I T N E S S E T H

     WHEREAS, a $375 million revolving credit facility has been established in favor of the Borrower pursuant to the terms of that certain Credit Agreement, dated as of June 30, 2004 (as amended, restated, supplemented and otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Guarantors, the Lenders and Bank of America, N.A., as Administrative Agent and Collateral Agent;

     WHEREAS, the Borrower has requested certain modifications to the Credit Agreement; and

     WHEREAS, the Lenders have agreed to the requested modifications on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1. Amendments to the Credit Agreement. The Credit Agreement is hereby amended as follows:

     1.1 Definitions. In Section 1.01 of the Credit Agreement, the following defined terms are added or, if already included therein, amended to read as follows:

     “Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus one-half of one percent (0.5%), (b) the Prime Rate and (c) except during a Eurocurrency Unavailability Period, the Eurocurrency Rate plus one and three-quarters of one percent (1.75%) .

     “Eurocurrency Rate” means:

     (a) For any Interest Period with respect to a Eurocurrency Rate Loan, the sum of the rate per annum equal to (i) the British Bankers Association LIBOR Rate as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) (“BBA LIBOR”), at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period or (ii) if such rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in the relevant currency for delivery on the first day of such Interest Period in Same Day Funds in the approximate amount of the Eurocurrency Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of

America’s London Branch (or other Bank of America branch or Affiliate) to major banks in the London or other offshore interbank market for such currency at their request at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period.

     (b) For any interest rate calculation with respect to a Base Rate Loan, the rate per annum equal to (i) BBA LIBOR, at approximately 11:00 a.m., London time, two (2) Business Days prior to the date of determination (provided that if such day is not a London Banking Day, the next preceding London Banking Day) for Dollar deposits (for delivery on such date) with a term equivalent to one month or (ii) if such published rate is not available at such time for any reason, the rate determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the date of determination in Same Day Funds in the approximate amount of the Base Rate Loan being made, continued or converted by Bank of America and with a term equal to one month would be offered by Bank of America’s London Branch to major banks in the London interbank Eurocurrency market at their request at approximately 11:00 a.m., London time, on the date of determination. If the Administrative Agent is not able to ascertain the determine the rate pursuant to this clause (b), then such rate shall be deemed to be the Prime Rate.

     “Eurocurrency Unavailability Period” means any period of time during which a notice delivered to the Borrower in accordance with Section 3.03 shall remain in force and effect.

     “Impacted Lender” means any Lender as to which (a) the L/C Issuer has a good faith belief that such Lender has failed to fulfill its obligations under one or more other syndicated credit facilities or (b) any Person that controls such Lender has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

     “London Banking Day” means a day on which banks in London are open for business and dealing in offshore dollars.

     “Prime Rate” means the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate.” The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the “prime rate” announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

     1.2 Impacted Lenders. Section 2.03(a)(ii)(G) is amended to read as follows:

     (G) a default of any Lender’s obligations to fund under Section 2.03(c) exists or any Lender is at such time a Defaulting Lender or an Impacted Lender, unless the L/C Issuer has entered into arrangements satisfactory to the L/C Issuer with the Borrower or such Lender to eliminate the L/C Issuer’s risk with respect to such Lender.

     1.3 No Commitment Fee to Defaulting Lenders. The following proviso is added to the end of the second sentence of Section 2.09(a):

; provided that (1) no commitment fees shall accrue on the Revolving Commitmentin favor of a Defaulting Lender so long as such Lender shall be a Defaulting Lender and (2) any commitment fee accrued with respect to the Revolving Commitment of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender

     1.4 No Letter of Credit Fee to Defaulting Lenders. The following proviso is added to the end of the third sentence of Section 2.09(b)(i):

; provided that (1) no Letter of Credit fees shall accrue in favor of a Defaulting Lender so long as such Lender shall be a Defaulting Lender and (2) any Letter of Credit fee accrued in favor of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender

     1.5 Computation of Interest and Fees. The first sentence of Section 2.10 of the Credit Agreement is amended to read as follows:

All computations of interest for Base Rate Loans determined by reference to clause (b) or (c) of the definition of “Base Rate” in Section 1.01 shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed.

     1.6 Pro Rata Sharing. In Section 2.12 of the Credit Agreement, the text preceding the proviso is amended to read as follows:

If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it, or the participations in L/C Obligations or in Swingline Loans held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein (excluding any amounts applied by the Swingline Lender to outstanding Swingline Loans and excluding any amounts received by the L/C Issuer and/or Swingline Lender to secure the obligations of a Defaulting Lender or an Impacted Lender to fund risk participations hereunder), then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations and Swingline Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them;

     1.7 Illegality and Inability to Determine Rates. Sections 3.02 and 3.03 of the Credit Agreement are amended to read as follows:

     3.02 Illegality.

     If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurocurrency Rate Loans in the Applicable Currency, or to determine or charge interest rates based upon the Eurocurrency Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, the Applicable Currency in the applicable interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, from the date of such notice to the date such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist:

     (a) any obligation of such Lender to make or continue Eurocurrency Rate Loans in the Applicable Currency or to convert Base Rate Loans to Eurocurrency Rate Loans in the Applicable Currency shall be suspended and the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay such Eurocurrency Loans or convert all Eurocurrency Rate Loans of such Lender to Base Rate Loans (with the Base Rate determined other than by reference to the Eurocurrency Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans; and

     (b) if such notice relates to the unlawfulness or asserted unlawfulness of charging interest based on the Eurocurrency Base Rate, then all Base Rate Loans shall accrue interest at a Base Rate determined without reference to the Eurocurrency Rate.

Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

     3.03 Inability to Determine Rates.

     If the Required Lenders determine in connection with any request for a Eurocurrency Rate Loan or a conversion to or continuation thereof that (i) deposits in the Applicable Currency are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Interest Period of such Eurocurrency Rate Loan, (ii) adequate and reasonable means do not exist for determining the Eurocurrency Base Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan, or (iii) the Eurocurrency Base Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan or in connection with a Eurocurrency Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurocurrency Rate Loans in the Applicable Currency and Base Rate Loans determined by reference to the Eurocurrency Rate shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans in the Applicable Currency or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate

Loans (with the Base Rate determined other than by reference to the Eurocurrency Rate) in the amount specified therein.

     1.8 Permitted Liens. In Section 8.01 of the Credit Agreement, the “and” at the end of clause (i) is deleted, clause (j) is relabeled as clause (k), and a new clause (j) is added to read as follows:

     (t) Liens in favor of the L/C Issuer or the Swingline Lender, as applicable, on cash collateral securing the obligations of a Defaulting Lender or an Impacted Lender to fund risk participations in L/C Obligations and Swing Line Loans.

     1.9 Indebtedness. In Section 8.03(e), clause (iii) of the proviso is amended to read as follows:

the aggregate principal amount of all such Indebtedness shall not at any time exceed $20 million;

     2. Conditions Precedent. This Amendment shall be effective upon the Administrative Agent’s receipt of each of the following:

     (a) duly executed counterparts of this Amendment from the Credit Parties, the Administrative Agent and the Required Lenders;

     (b) a certificate of a secretary or assistant secretary of each Credit Party certifying that the resolutions of the board of directors (or its equivalent) of such Credit Party delivered at the closing of the Credit Agreement, or, to the extent applicable, that have been delivered thereafter in connection with an amendment to the Credit Agreement, have not been rescinded or modified and remain in full force and effect on the date hereof, including an updated incumbency certificate with respect to each of the Credit Parties (and the Credit Parties will thereafter provide updated incumbency certificates from time to time as necessary and appropriate); and

     (c) for the account of each Lender that executes this Amendment by no later than April 9, 2009, an amendment fee equal to three basis points (0.03%) on the Revolving Commitment of such Lender and (ii) all other fees and expenses required to be paid on or before the date hereof.

     3. Miscellaneous.

     3.1 Full Force and Effect. Except as modified hereby, all of the terms and provisions of the Credit Agreement (including Schedules and Exhibits) remain in full force and effect.

     3.2 Affirmations and Representations and Warranties of Credit Parties. Each of the Credit Parties hereby affirms, represents and warrants (a) the representations and warranties set forth in Article 6 of the Credit Agreement are true and correct as of the date hereof (except those which expressly relate to an earlier period) and (b) no Default or Event of Default exists as of the date hereof.

     3.3 Affirmation of Liens. Each of the Credit Parties hereby affirms the liens and security interests created and granted in the Credit Documents and agrees that this Amendment is not intended to adversely affect or impair such liens and security interests in any manner.

     3.4 Acknowledgment of Obligations. Each of the Credit Parties (a) acknowledges and consents to all of the terms and conditions of this Amendment, (b) affirms such Credit Party’s obligations under the

Credit Documents and (c) agrees that this Amendment does not operate to reduce or discharge such Credit Party’s obligations under the Credit Documents.

     3.5 Fees and Expenses. The Borrower agrees to pay all reasonable fees and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of Moore & Van Allen, PLLC, counsel to the Administrative Agent.

     3.6 Counterparts; Delivery. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart. Delivery by any party hereto of an executed counterpart of this Amendment by facsimile shall be effective as such party’s original executed counterpart.

     3.7 Amendment is a Credit Document. Each of the parties hereto hereby agree that this Amendment is a Credit Document.

     3.8 Governing Law. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

[Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:	PREMIERE GLOBAL SERVICES, INC.,
a Georgia corporation

	By:	/s/ David Trine
	Name:	David Trine
	Title:	Chief Financial Officer

GUARANTORS:	AMERICAN TELECONFERENCING SERVICES, LTD.,
a Missouri corporation
PREMIERE CONFERENCING NETWORKS, INC., a Georgia corporation
PTEK SERVICES, INC., a Delaware corporation
XPEDITE NETWORK SERVICES, INC., a Georgia corporation
XPEDITE SYSTEMS WORLDWIDE, INC., a Delaware corporation
ACCUCAST, INC., a Georgia corporation
NETSPOKE, INC., a Delaware corporation
IMEET, INC., a Delaware corporation
COMMUNICATIONS NETWORK ENHANCEMENT INC.,
a Delaware corporation

	By:	/s/ David Trine
	Name:	David Trine
	Title:	Chief Financial Officer

XPEDITE SYSTEMS, LLC, a Delaware limited liability company

		By:	PREMIERE GLOBAL SERVICES, INC., its sole Member

		By:	/s/ David Trine
		Name:	David Trine
		Title:	Chief Financial Officer

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A.,
as Administrative Agent and Collateral Agent

	By:	/s/ Kristine Thennes
	Name:	Kristine Thennes
	Title:	Vice President

LENDERS:	BANK OF AMERICA, N.A.,
as L/C Issuer, Swingline Lender and as a Lender

	By:	/s/ Van Brandenburg
	Name:	Van Brandenburg
	Title:	Vice President

JPMORGAN CHASE BANK, NATIONAL
ASSOCIATION

By:	/s/ Sean J. Lynch
Name: Sean J. Lynch
Title: Senior Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ G. Mendel Lay, Jr.
Name: G. Mendel Lay, Jr.
Title: Sr. Vice President

CITIBANK, N.A.

By:	/s/ M. Nadine Burnett
Name: M. Nadine Burnett
Title: Vice President

HSBC BANK USA, NATIONAL ASSOCIATION

By:	/s/ Jose Mazariegos
Name: Jose Mazariegos
Title: Senior Vice President

COMERICA BANK

By:	/s/ Scott M. Kowalski
Name: Scott M. Kowalski
Title: Vice President

RBS CITIZENS, N.A.

By:	/s/ Fanghui Helen Ye
Name: Fanghui Helen Ye
Title: Assistant Vice President

SUNTRUST BANK

By:	/s/ J. Matthew Rowand
Name: J. Matthew Rowand
Title: Vice President

UNITED OVERSEAS BANK LIMITED, NEW YORK
AGENCY

By:	/s/ George Lim
Name: George Lim
Title: SVP & GM

By:	/s/ Mario Sheng
Name: Mario Sheng
Title: AVP

GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ Jason Soto
Name: Jason Soto
Title: Duly Authorized Signatory

MB FINANCIAL BANK, N.A.

By:	/s/ Henry Wessel
Name: Henry Wessel
Title: Vice President

ALLIED IRISH BANKS PLC

By:	/s/ Shreya Shah
Name: Shreya Shah
Title: Vice President

By:	/s/ Roisin O’Connell
Name: Roisin O’Connell
Title: Vice President